EXHIBIT 3

                               Mr. Richard Lashley
                                 2 Trinity Place
                                Warren, NJ 07059


                                October 23, 2002


VIA TELEFAX AND HAND-DELIVERY

Ms. Judith A. Leaf
Corporate Secretary
Fidelity Bancorp, Inc.
5455 West Belmont Avenue
Chicago, IL  60641-4186

     Re:  Notice of Intent to Nominate One Director

Dear Ms. Leaf:

     This letter constitutes a notice of intent by Richard Lashley to nominate one person for election as director of Fidelity Bancorp, Inc. (the "Company") at the 2003 Annual Meeting of Stockholders of the Company scheduled for January 22, 2003. This notice is being provided to you pursuant to Section 6C of Article I of the Company's By-Laws. Mr. Lashley owns of record 150 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), evidenced by the attached copies of stock certificates #FB5526 and #FB5767. Mr. Lashley also beneficially owns an additional 305,100 shares of the Common Stock. By the fact of Mr. Lashley's submission of this notice of intent to nominate, it is his understanding the Company is now obligated under the federal securities laws to obtain pre-approval by the United States Securities and Exchange Commission of its proxy materials.

     Mr. Lashley hereby notifies the Company pursuant to Section 6C of Article I of the Company's By-Laws that he intends to nominate Mr. John Palmer for election to the Board of Directors of the Company at the 2003 Annual Meeting of Stockholders of the Company. Enclosed is the written consent of the proposed nominee to be named in Mr. Lashley's proxy statement and to serve as a director of the Company if elected.

     Set forth below is certain information, including that required by Article I of the Company's By-Laws. The information set forth below responds fully to all of the requirements of Article I. Please contact me as soon as possible if you require additional information.

CUSIP No. 31583B105                                          Page 21 of 27 Pages


(i)  As to proposed nominee:

A.   Name, Age, Business Address and Residence Address

Name              Age      Business Address              Residence Address
----              ---      ----------------              -----------------
John Palmer       42       20 East Jefferson Avenue      4216 Richwood Court
                           Suite 22                      Naperville, IL  60564
                           Naperville, IL  60540

B.   Principal Occupation or Employment

John Palmer:      Current: Investment Manager. Managing Member of PL Capital,
                  LLC and Goodbody/PL Capital, LLC, and principal of other related entities consisting of the entities defined as the "Group" in a Schedule 13D with respect to the stock of the Company, originally filed on November 2, 2001, as amended.
                  Former: Certified Public Accountant and Auditor, KPMG Peat
                  Marwick 1983-1996.

C.   Shares Owned Either Beneficially or Of Record

Name of Nominee                     Class                          Amount
---------------                     -----                          ------
John Palmer                         Common                          100*


*The PL Capital Group, of which Mr. Palmer is a member, beneficially owns an aggregate of 305,250 shares of Common Stock.

     D.   Interest of Certain Persons in Matters to be Acted Upon

     Except as otherwise set forth herein, Mr. Palmer is not or was not, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. PL Capital, LLC ("PL Capital"), of which Mr. Palmer is a Managing Member, is the general partner of Financial Edge Fund, L.P. ("Financial Edge Fund") and Financial Edge Strategic Fund, LP ("Financial Edge Strategic"). PL Capital is entitled to receive an allocation of profits with respect to the shares of Common Stock owned by Financial Edge Fund and Financial Edge Strategic.

     Goodbody/PL Capital, LLC ("Goodbody/PL LLC"), of which Mr. Palmer is a Managing Member, is the general partner of Goodbody/PL Capital, LP ("Goodbody/PL LP") and has certain discretionary authority over Archimedes Overseas Ltd ("Archimedes"). Goodbody/PL LLC is entitled to receive an allocation of profits with respect to the shares of Common Stock owned by Goodbody/PL LP and Archimedes.

CUSIP No. 31583B105                                          Page 22 of 27 Pages



     Except as otherwise set forth herein, neither Mr. Palmer, nor any of his associates, has any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

E.   Other Information

Directorships of Other Publicly Owned Companies

     Mr. Palmer is a director of Security Financial Bancorp, Inc., a savings association based in St. John, Indiana (symbol: SFBI) and Franklin Bank, NA, a national bank headquartered in Southfield, MI (symbol: FSVB).

Material Proceedings Adverse to the Company

     To Mr. Lashley's knowledge, there are no material proceedings to which either Mr. Palmer, or any associate, is a party adverse to the Company or any of its subsidiaries, and neither Mr. Palmer nor any associate has a material interest adverse to the Company or any of its subsidiaries.

Transactions In Stock of the Company

     The following transactions are the only transactions during the past two years with regard to the Common Stock made by Mr. Palmer or other entities constituting the PL Capital Group.

------------------------------- ----------------------------
  Financial Edge Fund, L.P.     Number of Shares Purchased
                                          (Sold)
             Date
------------------------------- ----------------------------
            8/8/00                         7,500
------------------------------- ----------------------------
           8/31/00                         6,450
------------------------------- ----------------------------
           9/13/00                         3,900
------------------------------- ----------------------------
           9/19/00                         1,950
------------------------------- ----------------------------
           9/25/00                         7,500
------------------------------- ----------------------------
           10/02/00                        5,850
------------------------------- ----------------------------
           10/05/00                        2,250
------------------------------- ----------------------------
           10/09/00                        1,500
------------------------------- ----------------------------
           10/17/00                        1,800
------------------------------- ----------------------------
           11/03/00                        3,000
------------------------------- ----------------------------
           12/22/00                        7,500
------------------------------- ----------------------------
           7/24/01                         3,600
------------------------------- ----------------------------
           7/27/01                         7,050
------------------------------- ----------------------------
           9/19/01                         4,500
------------------------------- ----------------------------
           10/05/01                        3,750
------------------------------- ----------------------------
           10/23/01                       159,450
------------------------------- ----------------------------
           10/23/01                      (30,000)
------------------------------- ----------------------------
            5/9/02                         4,500
------------------------------- ----------------------------

CUSIP No. 31583B105                                          Page 23 of 27 Pages


------------------------------- ----------------------------
   Financial Edge Strategic     Number of Shares Purchased
          Fund, L.P.                      (Sold)

             Date
------------------------------- ----------------------------
           7/19/01                         4,500
------------------------------- ----------------------------
           10/23/01                       30,000
------------------------------- ----------------------------
           12/31/01                         450
------------------------------- ----------------------------
           1/15/02                        10,950
------------------------------- ----------------------------
           5/13/02                        29,300
------------------------------- ----------------------------


------------------------------- ----------------------------
  Goodbody PL Capital, L.P.     Number of Shares Purchased
                                          (Sold)
             Date
------------------------------- ----------------------------
           4/23/01                        15,000
------------------------------- ----------------------------
           10/23/01                        3,000
------------------------------- ----------------------------


------------------------------- ----------------------------
   Archimedes Overseas LTD      Number of Shares Purchased
                                          (Sold)
             Date
------------------------------- ----------------------------
           5/23/01                         6,750
------------------------------- ----------------------------
           5/13/02                         3,000
------------------------------- ----------------------------


------------------------------- ----------------------------
      Richard J. Lashley        Number of Shares Purchased
                                          (Sold)
             Date
------------------------------- ----------------------------
           10/23/01                         150
------------------------------- ----------------------------


------------------------------- ----------------------------
       John Wm. Palmer          Number of Shares Purchased
                                          (Sold)
             Date
------------------------------- ----------------------------
           10/23/02                         100
------------------------------- ----------------------------



     Certain funds expended to date in the foregoing transactions were provided, from time to time, in part by margin account loans from subsidiaries of Bear Stearns Securities Corp. ("Bear Stearns"), extended in the ordinary course of business. All purchases of Common Stock, if any, made using funds borrowed from Bear Stearns were made in margin transactions on those

CUSIP No. 31583B105                                          Page 24 of 27 Pages


firms' usual terms and conditions. All or part of the shares of such Common Stock may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities. Such loans generally bear interest at a rate based upon the broker's call rate from time to time in effect. Such indebtedness, if any, may be refinanced with other banks or broker-dealers.

Arrangements or Understandings with Other Persons

     Mr. Palmer has an understanding with Mr. Lashley and the PL Capital Group pursuant to which they have requested him to serve on the Board of Directors of the Company, and he has agreed to do so, without compensation. The Group has also agreed to reimburse Mr. Palmer for any expenses that he may incur in connection with the Group's intended solicitation of proxies for use at the 2003 Annual Meeting of Stockholders of the Company, but has no other arrangements or understandings with such proposed nominee. To Mr. Lashley's knowledge, Mr. Palmer has no arrangement or understanding with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Company.

Absence of any Family Relationships

     Mr. Palmer has no family relationship with any director or officer of the Company.

Absence of Involvement in Certain Legal Proceedings

     To the knowledge of Mr. Lashley, and based on information provided by the nominee:

          Since January 1, 1997, no petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against Mr. Palmer, and no receiver, fiscal agent or similar officer has been appointed by a court for business or property of Mr. Palmer. In addition, since January 1, 1997 no petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for business or property of, any partnership in which Mr. Palmer is or was a general partner, or any company or business association of which he is or was an executive officer.

          Since January 1, 1997 Mr. Palmer has not been convicted in a criminal proceeding nor has he been named as the subject of any pending criminal proceeding (excluding traffic violations or similar misdemeanors).

          Since January 1, 1997, Mr. Palmer has not been the subject of any court order, judgment or decree, not suspended, reversed or vacated, permanently or temporarily enjoining (or otherwise limiting) him from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission ("CFTC") or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or an affiliated person,

CUSIP No. 31583B105                                          Page 25 of 27 Pages


     director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity, (B) engaging in any type of business practice, or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

          Since January 1, 1997, Mr. Palmer has not been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days his right to be engaged in any activity described in clause c. above, or to be associated with persons engaged in any such activity.

          Since January 1, 1997, Mr. Palmer has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission ("SEC") to have violated any federal or state securities law, or by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, wherein the judgment in such civil action or finding by the SEC or the CFTC has not been subsequently reversed, suspended or vacated.

Absence of Certain Transactions

     To the best knowledge of Mr. Lashley, and based on information provided by each nominee:

          a. Since January 1, 2001, neither Mr. Palmer nor any member of his immediate family has had any material interest in any transaction or any series of similar transactions to which the Company or any of its subsidiaries was a party, and Mr. Palmer nor any member of his immediate family has any material interest in any currently proposed transaction, or series of similar transactions to which the Company or any of its subsidiaries is a party.

          Since January 1, 2001, Mr. Palmer has not had any relationship of the nature described in Item 404(b) of Regulation S-K, promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Specifically, since January 1, 2001, Mr. Palmer has not been an executive officer, director, or partner of, nor has he owned (directly or indirectly) more than 10% of the equity interest in, any of the following types of organizations:

          i. Any organization that has made or proposes to make payments to the Company or any of its subsidiaries for property or services;

          ii. Any organization to which the Company or any of its subsidiaries was indebted;

          iii. Any organization to which the Company or any of its subsidiaries has made or proposes to make payments for property or services; or

          iv. Any organization that provided legal services or investment banking services to the Company or any of its subsidiaries.

CUSIP No. 31583B105                                          Page 26 of 27 Pages



          Since January 1, 2001, neither Mr. Palmer, nor any member of his immediate family or any firm, company or organization of which he is an executive officer or director or the beneficial owner of 10% or more of any class of equity securities, nor any trust or other estate in which he has a substantial beneficial interest or as to which he serves as a trustee or in a similar capacity, was indebted to the Company or any of its subsidiaries in excess of $60,000 at any time.

Section 16 Compliance

     Mr. Palmer is not required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock of the Company.

(ii) As to the Nominator, Mr. Lashley:

     A.   Name and Record Address

          Mr. Richard Lashley
          2 Trinity Place
          Warren, NJ 07059

     No other stockholder other than members of the PL Capital Group is known to Mr. Lashley to be supporting Mr. Palmer as a nominee.

     B.   Beneficial Ownership

     Mr. Lashley is the record owner of 150 shares of Common Stock and the beneficial owner of an additional 305,100 shares of Common Stock of the Company.


                                               Very truly yours,

                                               /s/ Richard Lashley

                                               Richard Lashley

CUSIP No. 31583B105                                          Page 27 of 27 Pages




                           CONSENT OF PROPOSED NOMINEE

         I, John Palmer, hereby consent to be named in the proxy statement of Mr. Richard Lashley to be used in connection with his solicitation of proxies from the shareholders of Fidelity Bancorp, Inc. for use in voting at the 2003 Annual Meeting of Stockholders of Fidelity Bancorp, Inc. and I hereby consent and agree to serve a director of Fidelity Bancorp, Inc. if elected at such Annual Meeting.


                                                     /s/ John Palmer
                                                    John Palmer

Dated:  October 23, 2002